TheStreet.com Reports First-Quarter Financial Results

Reminder:  Conference Call Today at 4:30 p.m.  ET

NEW YORK, May 5, 2009 – TheStreet.com, Inc. (Nasdaq: TSCM; http://www.thestreet.com), a leading online financial media company, reported financial results for its first quarter ended March 31, 2009.

First-Quarter 2009 Results

For the first quarter of 2009, total revenue was $14.0 million, a decrease of 26% as compared to revenue of $18.9 million reported for the first quarter of 2008.

TheStreet.com reported a pro forma net loss in the first quarter of 2009 of $3.1 million, or $0.10 per fully diluted share, excluding the impact of a non-cash impairment charge of $24.1 million, one-time costs associated with restructuring activities and severance payments within the quarter totaling $2.4 million, and a valuation allowance for a deferred tax asset of $16.1 million. This compares to net income of $2.4 million, or $0.07 per fully diluted share, in the first quarter of 2008.  Inclusive of the above-mentioned charges, net loss in the first quarter of 2009 totaled $45.7 million, or $1.50 per fully diluted share.

Net loss attributable to common stockholders for the first quarter of 2009, after deducting preferred stock dividends of $0.1 million, was $45.8 million, or $1.50 per fully diluted share.

Earnings before interest, taxes, depreciation and amortization, excluding a non-cash impairment charge totaling $24.1 million, one-time costs associated with restructuring activities and severance payments within the quarter totaling $2.4 million, and stock compensation of $1.2 million (“Adjusted EBITDA”), was negative $0.6 million for the quarter, as compared to Adjusted EBITDA of $3.9 million for the first quarter of 2008.

“This is clearly a time of great change within the Company,” said Daryl Otte, the Company’s Interim Chief Executive Officer. “In what was a very challenging quarter for the Company, we successfully managed our cost structure and delivered $4.7 million in free cash flow. We will continue to manage the relationship between revenues and costs, and invest in initiatives that will build shareholder value.”

First-Quarter Financial Overview

●
Paid services revenue, which is comprised of subscription, syndication, licensing and information services revenue, totaled $9.5 million for the first quarter of 2009, a decrease of 12% over paid services revenue of $10.8 million for the first quarter of 2008.

°	First-quarter subscription revenue was $6.8 million, a decrease of 16% from $8.0 million in the prior-year quarter.

°
Syndication, licensing and information services revenue totaled $2.7 million for the recent quarter, an increase of 1% over syndication, licensing and information services revenue of $2.7 million in the first quarter of last year.

●
Marketing services revenue, which is comprised of advertising and interactive marketing services revenue, totaled $4.5 million for the first quarter of 2009, a decrease of 45% from marketing services revenue of $8.2 million for the first quarter of 2008.

°	Advertising revenue totaled $3.2 million for the current quarter, a decrease of 47% from advertising revenue of $6.0 million in the first quarter of last year.

°	Interactive marketing services revenue, derived from Promotions.com, totaled $1.4 million, a 39% decrease from interactive marketing services revenue of $2.2 million in the first quarter of 2008.

●
Paid services and marketing services revenue in the first quarter of 2009 accounted for 68% and 32% of total revenue, respectively.  This compares to a revenue mix of 57% for paid services and 43% for marketing services in the first quarter of 2008.

●
The Company recorded a non-cash impairment charge of $24.1 million in the first quarter. Of the impairment charge, $22.6 million was related to goodwill and intangible assets, and $1.5 million was related to the write-down of a long-term investment.

●
In March 2009, the Company’s Board of Directors approved a reorganization plan to align the Company’s resources with its strategic business objectives, eliminating 21 positions – approximately six percent of the Company’s workforce – spread across various functions and locations. As a result, the Company incurred a restructuring charge from continuing operations approximating $1.0 million during the three months ended March 31, 2009. Included in this charge were severance and other payroll related expenses totaling approximately $0.8 million.  The remaining $0.2 million of restructuring related costs consists of the write off of certain assets.

●
Effective March 13, 2009, the Company’s then CEO tendered his resignation.  In connection with his resignation, the Company agreed to make severance payments to him, consistent with the amount that would have been payable to him had his employment been terminated without cause.  The Company recorded a charge approximating $1.3 million in March of 2009, inclusive of approximately $0.6 million related to the accelerated vesting of certain restricted stock units, representing amounts payable to him through the upcoming twelve-month period.

●
As of March 31, 2009, cash, cash equivalents, marketable securities and restricted cash stood at $80.1 million.  The company has no bank debt.  During the quarter, the Company generated free cash flow of $4.7 million.

●
The board of directors declared the Company's quarterly cash dividend, payable to all shareholders of record at the close of business on March 17, 2009. The cash dividend of $0.025 per share was paid on March 31, 2009.

●
On March 13, 2009, Daryl Otte, a long-time board member, assumed the role of Interim CEO. Mr. Otte is leading the CEO search on the Board’s behalf and has engaged Jim Citrin of Spencer Stuart to assist in this effort.

TheStreet.com will conduct a conference call today May 5, 2009, at 4:30 p.m. EST to discuss these results. To participate in the call, dial (866) 804 6923 (domestic) or (857) 350 1669 (international). The passcode for the call is 38975094.

To access the Web cast of the call please visit:
http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome

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About TheStreet.com, Inc.
TheStreet.com is a leading financial media company. It engages audiences on video and digital platforms through some of the Web's best known sites: TheStreet.com, RealMoney.com, Stockpickr.com, BankingMyWay.com, MainStreet.com, Rate-Watch.com and Promotions.com. Through this network, the company produces and distributes content in all areas where life and money intersect to inform, engage and activate one of the most affluent, influential audiences on the Web today. For more information and to get stock quotes and business news, visit http://www.thestreet.com.

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2009	December 31, 2008
Current Assets:
Cash and cash equivalents	$64,523,771	$72,441,294
Restricted cash	516,951	516,951
Accounts receivable, net of allowance for doubtful
accounts of $403,343 at March 31, 2009 and $531,092 at
December 31, 2008	7,182,328	11,179,564
Other receivables	535,221	647,596
Deferred taxes	-	2,546,743
Prepaid expenses and other current assets	1,953,114	1,990,717
Total current assets	74,711,385	89,322,865

Property and equipment, net of accumulated depreciation
and amortization of $12,055,343 at March 31, 2009
and $11,250,569 at December 31, 2008	9,589,182	10,047,779
Marketable securities	13,249,652	1,658,178
Long term investment	555,000	2,042,970
Other assets	133,118	122,197
Goodwill	20,181,000	40,024,076
Other intangibles, net	10,213,454	13,630,900
Deferred taxes	-	13,570,047
Restricted cash	1,762,079	1,762,079
Total assets	$130,394,870	$172,181,091

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,041,118	$390,610
Accrued expenses	4,718,313	2,784,902
Deferred revenue	15,747,507	15,331,949
Other current liabilities	431,800	205,838
Current liabilities of discontinued operations	222,424	225,925
Total current liabilities	22,161,162	18,939,224
Other liabilities	265,939	79,896
Total liabilities	22,427,101	19,019,120

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at March 31, 2009 and December 31, 2008;
the aggregate liquidation preference totals $55,000,000 as of
March 31, 2009 and December 31, 2008	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 36,595,091 shares issued and 30,617,572
shares outstanding at March 31, 2009, and 36,262,546
shares issued and 30,378,894 shares outstanding at
December 31, 2008	365,951	362,625
Additional paid-in capital	271,879,822	271,271,574
Accumulated other comprehensive income	(190,140)	(290,000)
Treasury stock at cost; 5,977,519 shares at March 31, 2009
and 5,883,652 shares at December 31, 2008	(10,130,571)	(9,900,284)
Accumulated deficit	(153,957,348)	(108,281,999)
Total stockholders' equity	107,967,769	153,161,971

Total liabilities and stockholders' equity	$130,394,870	$172,181,091

Note: The Company has pledged cash as a security deposit for operating leases. Accordingly, this cash is classified as restricted cash, and our cash and investments are classified in several places on the above balance sheet.

	March 31, 2009	December 31, 2008
Cash and cash equivalents	$64,523,771	$72,441,294
Current and noncurrent restricted cash	2,279,030	2,279,030
Marketable securities	13,249,652	1,658,178
Total cash and cash equivalents, current and noncurrent restricted cash and marketable securities	$80,052,453	$76,378,502

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,

	2009	2008
Revenue:
Paid services	$9,507,441	$10,759,469
Marketing services	4,519,423	8,188,516
Total revenue	14,026,864	18,947,985

Operating expense:
Cost of services	8,251,217	7,656,127
Sales and marketing	2,976,907	3,763,595
General and administrative	4,663,678	4,355,545
Depreciation and amortization	1,470,737	1,263,604
Impairment charges	24,137,069	-
Restructuring and other charge	2,360,267	-
Total operating expense	43,859,875	17,038,871
Operating (loss) income	(29,833,011)	1,909,114
Net interest income	230,137	686,194
Other income	153,677	-
(Loss) income from continuing operations before
income taxes	(29,449,197)	2,595,308
Provision for income taxes	(16,227,077)	(145,928)
(Loss) income from continuing operations	(45,676,274)	2,449,380
Discontinued operations:
Income (loss) on disposal of discontinued operations	925	(2,731)
Income (loss) from discontinued operations	925	(2,731)
Net (loss) income	(45,675,349)	2,446,649
Preferred stock cash dividends	96,424	96,424
Net (loss) income attributable to common stockholders	$(45,771,773)	$2,350,225

Basic net (loss) income per share:
(Loss) income from continuing operations	$(1.50)	$0.08
Income (loss) on disposal of discontinued operations	0.00	(0.00)
Net (loss) income	(1.50)	0.08
Preferred stock cash dividends	(0.00)	(0.00)
Net (loss) income attributable to common stockholders	$(1.50)	$0.08

Diluted net (loss) income per share:
(Loss) income from continuing operations	$(1.50)	$0.07
Income (loss) on disposal of discontinued operations	0.00	(0.00)
Net (loss) income	(1.50)	0.07
Preferred stock cash dividends	(0.00)	-
Net (loss) income attributable to common stockholders	$(1.50)	$0.07

Weighted average basic shares outstanding	30,495,300	30,392,980
Weighted average diluted shares outstanding	30,495,300	34,615,221

To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), TheStreet.com uses non-GAAP measures of certain components of financial performance, including "EBITDA", “Adjusted EBITDA” and "free cash flow". EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, as well as other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

	For the Three Months Ended March 31,

	2009	2008
Adjusted EBITDA	$(620,400)	$3,871,084
Less non-cash stock compensation	(1,243,613)	(701,097)
Less impairment charges	(24,137,069)	-
Less restructuring and other charge	(2,360,267)	-
Add legal settlement	153,677	-
EBITDA	(28,207,672)	3,169,987
Add net interest income	230,137	686,194
Less taxes	(16,227,077)	(145,928)
Less depreciation and amortization	(1,470,737)	(1,263,604)
Net (loss) income	$(45,675,349)	$2,446,649

“Free cash flow” means net (loss) income plus non-cash expenses less changes in working capital and capital expenditures. TheStreet.com believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a clear view of the Company's ability to generate cash. The presentation of this non-GAAP financial measure should be considered in addition to TheStreet.com's GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

	For the Three Months Ended March 31,
	2009	2008
Free cash flow	$4,722,272	$3,476,627
Non-cash expenses	(44,197,993)	(2,045,814)
Changes in working capital	(6,847,576)	(374,505)
Capital expenditures	647,948	1,390,341
Net (loss) income	$(45,675,349)	$2,446,649

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings) that could cause actual results to differ.

Contact:

TheStreet.com, Inc.
Rebecca Updegraph, Investor Relations
Phone: 212-321-5008
Email: IR@TheStreet.com

Source: TheStreet.com, Inc.